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                                                                    EXHIBIT 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Option and Incentive Plan, 1997 Stock Option and Incentive Plan, 1998 Stock Option and Incentive Plan and 1999 Stock Option and Incentive Plan of Viryanet Ltd., of our report dated, February 12, 2001, with respect to the consolidated financial statements of Viryanet Ltd. included in the Registration Statement in its Annual Report (Form 20-F) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                               /s/ KOST FORER and GABBAY
Tel-Aviv, Israel                               KOST FORER and GABBAY
July 25, 2001                        A Member of Ernst & Young International